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                                                                    EXHIBIT 99.1


                             AMENDMENT NO. 4 TO THE
                          CENTRAL GARDEN & PET COMPANY
                       1993 OMNIBUS EQUITY INCENTIVE PLAN

     CENTRAL GARDEN & PET COMPANY, having adopted the Central Garden & Pet

Company 1993 Omnibus Equity Incentive Plan (the "Plan"), effective as of October

19, 1993, and amended the Plan on three subsequent occasions, hereby again amends the Plan, effective as of February 22, 1999, by deleting the numeral

4,000,000 from the first sentence of Section 4.1 thereof and substituting the numeral 4,800,000 therefor.

     IN WITNESS WHEREOF, Central Garden & Pet Company, by its duly authorized officer, has executed this Amendment No. 4 to the Plan on the date indicated

below.

                               CENTRAL GARDEN & PET COMPANY

Date:  February 22, 1999       By     /s/ Robert B. Jones
                                   ------------------------
                                         Robert B. Jones
                                         Vice President and Chief
                                         Financial Officer